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                                                                      EXHIBIT 21

ROMAC INTERNATIONAL, INC.
SUBSIDIARIES

ROMAC & ASSOCIATES OF BOSTON, INC., a Massachusetts corporation

ROMAC AND ASSOCIATES OF FT. LAUDERDALE, INC., a Florida corporation

ROMAC INTERNATIONAL OF CALIFORNIA, INC., a Florida corporation

ROMAC INTERNATIONAL OF KENTUCKY, INC., a Florida corporation

ROMAC INTERNATIONAL OF MINNESOTA, INC., a Florida corporation

ROMAC INTERNATIONAL OF TEXAS, INC., a Florida corporation

ROMAC INTERNATIONAL OF PENNSYLVANIA, INC., a Florida corporation

FMA TEMPORARIES OF CHICAGO, INC., a Florida corporation

ROMAC TEMPORARIES, INC., a Delaware corporation

ROMAC & ASSOCIATES, INC., a Massachusetts corporation

FMA INTERNATIONAL, INC., a Florida corporation

ROMAC/LANORF, INC., a Delaware corporation

ROMAC/NCRALF, INC., a Delaware corporation

PROFESSIONAL APPLICATION RESOURCES, INC., a Texas corporation

UNI QUALITY SYSTEMS SOLUTIONS, INC., an Illinois corporation

ROMAC INTERNATIONAL OF CONNECTICUT, INC., a Florida corporation

ROMAC INTERNATIONAL OF COLORADO, INC., a Florida corporation